Exhibit 21
                      THERMO POWER CORPORATION SUBSIDIARIES
    As of November 19,1998, the Registrant owned the following subsidiaries:
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
                                                                               STATE OR
                                                                             JURISDICTION      PERCENT OF
                                   NAME                                           OF           OWNERSHIP
                                                                             INCORPORATION
        NuTemp, Inc.                                                        Illinois              100
        Peek plc                                                            Scotland              100
           Peek Data Limited                                                England               100
           Peek Group Services Limited                                      England               100
               Dubilier Warminster Limited                                  England               100
               International Resistance Co Limited                          England               100
               Minicircuits Limited                                         England               100
           Peek International Limited                                       England               100
               Peek Corporation                                             Delaware              100
                  Peek Traffic Inc.                                         Delaware              100
                  Peek Traffic Systems Inc.                                 Florida               100
                  Saratec Measurement Inc.                                  Florida               100
                  Signal Control Company                                    Delaware              100
                  Signal Maintenance, Inc.                                  Delaware              100
                  Peek Traffic USA Inc.                                     Florida               100
               Peek Traffic GmbH                                            Germany               100
               Peek International B.V.                                      Netherlands           100
                  Peek Projects BV                                          Netherlands           100
                  Peek Promet doo                                           Croatia               100
                  Peek Traffic A.B.                                         Sweden                100
                  Peek Trafikk AS                                           Norway                100
                      Peek Parking Systems AB                               Sweden                100
                  Peek Trafik a-s                                           Denmark               100
                  Peek Traffic B.V.                                         Netherlands           100
                      Peek Projects B.V.                                    Netherlands           100
                  Peek Limited                                              Hong Kong             100
                      Peek Trafikk Sendirian Bermad                         Malaysia              100
                      Peek Traffic (Thailand) Limited                       Thailand              100
                      Sichuan Modern Control System Engineering Company
                      Limited                                               China                 41*
                  Peek Traffic OY                                           Finland               100
           Peek Investments, Limited                                        England               100
               Dubilier America, Inc.                                       Delaware              100
                  Automatic Connector Inc.                                  New York              100
           Peek Systems Limited                                             England               100
               Sotwell Limited                                              England               100
           Peek Technology Limited                                          England               100
               Peek Traffic Limited                                         England               100
                  GK Instruments Limited                                    England               100
                  Sarasota Traffic Limited                                  England               100
                  Streeteramet Limited                                      England               100
                  Weighwrite Limited                                        England               100
           Radley Services Limited                                          England               100
               Atest Electronics Limited                                    England               100
               Bartsign Limited                                             England               100
               Greenpar Holdings Limited                                    England               100
               Helvetia Automatic Products Limited                          England               100
               Peek Field Services Limited                                  England               100
               Peek Traffic Systems B.V.                                    Netherlands           100
               Radley (1) Limited                                           England               100
               Smartways Limited                                            England               100
           Tollstar Limited                                                 England               100
        Takepine Limited                                                    United Kingdom        100
        Tecogen Securities Corporation                                      Massachusetts         100
        ThermoLyte Corporation                                              Delaware               78**
           Optronics, Inc.                                                  Oklahoma              100


* Joint Venture/Partnership                         ** As of 10/03/98

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